Ex-99.(h)(12)

GUIDESTONE FUNDS

AMENDMENT

TO

TRANSFER AGENCY

SERVICES AGREEMENT

This Amendment (the “Amendment”) is made as of the 1st day of April, 2010 by and between GUIDESTONE FUNDS (the “Trust”) and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC. (formerly PFPC INC.) (“PNC”).

BACKGROUND:

A.	The Trust and PNC entered into a Transfer Agency Services Agreement dated as of August 27, 2001, as amended, (the “Agreement”) relating to PNC’s provision of transfer agency services to the Trust.

B.	The parties desire to amend the Agreement as set forth below.

TERMS:

The parties hereby agree to amend the Agreement as follows:

1.	Section 16 sub-section (b) of the Agreement, as amended pursuant to an amendment to the Agreement dated June 1, 2007, is hereby amended as follows:

“(b) Upon the expiration of the Initial Term, this Agreement shall continue until terminated by the Trust or PNC on 90 days’ prior written notice to the other party.”

2.	Section 16 sub-section (c) of the Agreement, as amended pursuant to an amendment to the Agreement dated June 1, 2007, is hereby amended by replacing “any Renewal Term” with “thereafter.”

3.	Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

4.	The Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:

Name:

Title:

GUIDESTONE FUNDS

By:

Name:

Title: